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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Cymer, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CYMER, INC.
17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 22, 2008

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of Cymer, Inc., a Nevada corporation, which will be held on Thursday, May 22, 2008 at 10:00 a.m. local time at our offices at 17075 Thornmint Court, San Diego, California 92127 for the following purposes:

  1.
  To elect eight directors to serve until the 2009 Annual Meeting of Stockholders.

  2.
  To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

  3.
  To conduct any other business properly brought before the meeting.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

        We are pleased to take advantage of the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their stockholders over the Internet. We believe that this new e-proxy process will expedite stockholders' receipt of proxy materials and lower the costs and reduce the environmental impact associated with our Annual Meeting. On April 11, 2008, we mailed to our stockholders a Notice containing instructions on how to access our 2008 Proxy Statement and Annual Report and vote online. The Notice contains instructions on how you can (i) receive a paper copy of the Proxy Statement and Annual Report, if you only received a Notice by mail, or (ii) elect to receive your Proxy Statement and Annual Report over the Internet, if you received them by mail this year.

        Only stockholders of record at the close of business on March 24, 2008 are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof.

        Whether or not you expect to attend the Annual Meeting in person, we urge you to vote your shares in order to ensure your representation at the meeting. Promptly vote your shares by telephone, via the Internet, or by signing, dating, and returning the proxy card. If you are receiving these proxy materials by mail, an addressed return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience if you wish to vote by mail. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

By Order of the Board of Directors

Nancy J. Baker Secretary

San Diego, California
April 11, 2008

PROXY STATEMENT

TABLE OF CONTENTS

CYMER, INC.
17075 THORNMINT COURT
SAN DIEGO, CALIFORNIA 92127

PROXY STATEMENT
FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS
May 22, 2008

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these proxy materials?

        We have made these proxy materials available to you on the Internet, or, upon your request, delivered printed versions of these materials to you by mail, in connection with our Board of Directors' solicitation of your proxy vote for use at our Annual Meeting of Stockholders to be held on May 22, 2008. We request that you cast your vote on each of the proposals described in this proxy statement. You are invited to attend the Annual Meeting, but you do not need to attend the meeting in person to vote your shares.

        If you have received a printed copy of these proxy materials by mail, you may simply complete, sign and return your proxy card or vote by proxy over the telephone or on the Internet as instructed below. If you did not receive a printed copy of these materials by mail and are accessing them on the Internet, you may simply follow the instructions below to submit your proxy on the Internet.

        We intend to mail a printed copy of this proxy statement and proxy card to certain of our stockholders of record entitled to vote at the Annual Meeting on or about April 11, 2008. All other stockholders will receive a Notice of Internet Availability of Proxy Materials ("the "Notice"), which we intend to mail on or about April 11, 2008.

What is included in these materials?

        These materials include:

  •
  Our 2007 Annual Report to Stockholders, which includes our audited consolidated financial statements for the fiscal year ended December 31, 2007 and our proxy statement for the Annual Meeting.

  •
  If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting.

What items will be voted on at the Annual Meeting?

        There are two matters scheduled for a vote:

  •
  Election of eight directors; and

  •
  Ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.

Why did I receive a Notice in the mail regarding the Internet availability of proxy materials this year instead of a full set of proxy materials?

        Pursuant to new rules adopted by the Securities Exchange Commission ("SEC"), we have elected to provide stockholders access to our proxy materials via the Internet. Accordingly, on or about April 11, 2008, we are sending a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners. All stockholders will have the ability to access the proxy materials on a website referred to in the Notice or request to receive a full set of printed proxy materials. Instructions on how to access the proxy materials on the Internet or request a printed copy may be found in the Notice.

Who can vote at the Annual Meeting?

        If you owned our common stock at the close of business on March 24, 2008 (the "Record Date"), then you will be entitled to attend and vote at the Annual Meeting. On the Record Date, we had 30,375,763 shares of our common stock outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

        Stockholder of Record:    If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record with respect to those shares.

        Beneficial Owner of Shares Held in Street Name:    If, on the Record Date, your shares were held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in "street name", and the Notice was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the stockholder of record on how to vote the shares held in your account. You are also invited to attend the Annual Meeting.

If I am a stockholder of record of Cymer shares, how do I vote?

        If you are the stockholder of record, you may vote in person at the Annual Meeting or by proxy.

  •
  To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

  •
  If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy. You can vote by proxy over the Internet by following the instructions provided in the Notice, or if you request a full set of printed copies of the proxy materials by mail, you may also vote by mail or by telephone.

      We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If I am a beneficial owner of Cymer shares held in street name, how do I vote?

        If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, and you wish to vote in person at the Annual Meeting, you must obtain a valid proxy from the organization that holds your shares. If you do not wish to vote in person or you will not be attending the Annual Meeting, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please follow the voting instructions provided by your broker, dealer or other similar organization to ensure that your vote is counted.

How many votes do I have?

        On each proposal to be voted upon, you have one vote for each share of our common stock that you owned on the Record Date. In the election of directors, you have one vote for each Cymer share, and you may cast that vote "FOR" up to a maximum of eight nominees; you may withhold your vote from any nominee or all of the nominees.

What does it mean if I receive more than one Notice?

        If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. To ensure that all of your shares are voted please vote by proxy over the Internet by following the instructions provided in the Notice, or if you request a full set of printed copies of the proxy materials by mail, you may also vote by mail or by telephone. If some of your shares are held in "street name," you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Please follow the voting instructions provided by your broker, dealer or other similar organization to ensure that your vote is counted.

What happens if I do not make specific voting choices?

        Stockholders of Record.    If you are a stockholder of record and you:

        Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our Board of Directors; or

        If you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board of Directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the meeting.

        Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform our Inspector of Elections that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." When our Inspector of Election tabulates the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

Who is paying for this proxy solicitation?

        We will pay for the entire cost of the solicitation of proxies. We have retained the services of Morrow & Co., Inc. to aid in the solicitation of proxies from brokers, bank nominees and other institutions for a fee of $7,500 plus reasonable out-of-pocket expenses. We will also reimburse brokers, banks, dealers and other similar organizations representing beneficial owners of shares held in street name for the cost of forwarding the Notice and printed proxy materials by mail to beneficial owners who specifically request them, and obtaining beneficial owners' voting instructions. In addition to soliciting proxies by mail, our directors, officers and employees may solicit proxies on our behalf, in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

Can I change my vote after I have voted?

        Yes. You may revoke your proxy and change your vote at any time before the final vote at the meeting. If you are a stockholder of record, you may vote again on a later date on the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the meeting will be counted), or by signing and returning a new proxy card with a later date, or by attending the Annual Meeting in person. Your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the meeting or specifically request in writing that your prior proxy be revoked. If you are a stockholder of record, you may revoke your proxy in any one of three ways:

  •
  You may send a written notice that you are revoking your proxy to us at Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127, Attention: Nancy J. Baker.

  •
  You may send a duly executed proxy bearing a later date in accordance with the instructions in this proxy statement.

  •
  You may attend the Annual Meeting, revoke the proxy in writing and vote in person.

        If your shares are held by your broker as your nominee (that is, in "street name"), you will need to follow the instructions included on the proxy form provided to you by your broker regarding how to change your vote.

What is the deadline to propose actions for consideration at the 2009 annual meeting of stockholders?

        For a stockholder proposal to be considered for inclusion in our proxy statement for our 2009 annual meeting of stockholders, your proposal must be received in writing by the Corporate Secretary of Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127, no later than December 12, 2008. Stockholders wishing to submit proposals or director nominations that are not to be included in our proxy materials for that annual meeting of stockholders must do so no later than February 25, 2009.

        You are advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. Our Bylaws are available on our website at http://www.cymer.com under Investor Relations—Corporate Governance—Governance Documents.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "FOR" and (with respect to proposals other than the election of directors) "AGAINST" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal; and, for Proposal 2 will have the same effect as "AGAINST" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

        If you do not give instructions to your broker, your broker can vote your shares with respect to "discretionary" items, but not with respect to "non-discretionary" items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

  •
  For the election of directors you may vote "FOR" all nominees or you may withhold your vote from any nominee that you specify. The eight nominees receiving the most "FOR" votes among votes properly cast will be elected.

  •
  You may vote "FOR" or "AGAINST" Proposal 2, the ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31,

    2008, or you may "ABSTAIN" from voting on this proposal. To be approved, the proposal must receive a "FOR" vote from a majority of the Cymer shares represented at the meeting.

    If you "ABSTAIN" from voting on Proposal 2, it will have the same effect as an "AGAINST" vote.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least 15,187,882 shares, a majority of the shares outstanding on the Record Date, are represented at the meeting in person or by proxy. On the Record Date, there were 30,375,763 shares of common stock outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy may adjourn the meeting to another date.

How can I find out the voting results of the Annual Meeting?

        The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the Inspector of Elections and published in our quarterly report on Form 10-Q for the second quarter ending on June 30, 2008.

How can I communicate with Cymer's Board of Directors?

        Our Board of Directors has adopted a process for stockholder communication with the board. Stockholders wishing to communicate with the board may send a written communication addressed to the Corporate Secretary of Cymer, Inc. at 17075 Thornmint Court, San Diego California 92127 or by e-mail to the following address: board@cymer.com. The Corporate Secretary will screen all communications for spam, junk mail, mass mailings, product complaints, product inquiries, new product suggestions, resumes, job inquiries, surveys, business solicitations and advertisements, as well as unduly hostile, threatening, illegal, unsuitable, frivolous, patently offensive or otherwise inappropriate material before forwarding to the board. The process regarding stockholder communications with the board is posted on our website at http://www.cymer.com under Investor Relations—Communications with the Board.

PROPOSAL 1
ELECTION OF DIRECTORS

Current Nominees

        Our Board of Directors consists of eight directors. Each director to be elected at the Annual Meeting will hold office until the next annual meeting of stockholders or until his respective successor is elected and qualified or, if sooner, until his death, resignation or removal. Each of our nominees listed below is currently one of our directors who was previously elected by our stockholders. Directors are elected by a plurality of the votes properly cast in person or by proxy. All of the nominees for election as a director at the 2007 Annual Meeting of Stockholders attended the 2007 Annual Meeting of Stockholders. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees named in this proxy statement. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board of Directors. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

        The following table lists the nominees for election at the Annual Meeting and is followed by a brief biography of each of the nominees:

Name	Age	Positions with the Company	Director Since
Charles J. Abbe	66	Director	2003
Robert P. Akins	56	Chairman of the Board of Directors and Chief Executive Officer	1986
Edward H. Braun	68	Director	2003
Michael R. Gaulke	62	Director	2000
William G. Oldham	69	Director	2001
Peter J. Simone	60	Director	1993
Young K. Sohn	52	Director	2003
Jon D. Tompkins	67	Director	1999

        Charles J. Abbe has served as a director of Cymer since January 2003. Abbe served as president and chief operating officer and as director of JDS Uniphase Corporation from February 2000 until his retirement in June 2001. He was employed previously as president, chief executive officer and director at Optical Coating Laboratory, Inc. from 1996 until the company merged with JDS Uniphase in February 2000. From 1990 to 1996, he served in several positions of increasing responsibility, including senior vice president, electronics sector, at Raychem Corporation in Menlo Park, California. Abbe practiced business consulting with McKinsey & Company in San Francisco, California from 1971 to 1989. Abbe also currently serves as director of CoSine Communications, Inc., a publicly held company, and as director of several privately financed technology companies. Abbe received a B.S. and M.S. in chemical engineering from Cornell University and a M.B.A. from Stanford University.

        Robert P. Akins is one of Cymer's co-founders, has served as its chairman and chief executive officer since Cymer's inception in 1986, and served as president of Cymer as well from its inception until May 2000. Akins currently serves on the boards of directors of Semiconductor Equipment and Materials International ("SEMI"), and SEMI North America. He is also a member of the council of advisors to the Irwin and Joan Jacobs School of Engineering at the University of California, San Diego ("UCSD"), and serves on the board of the UC San Diego Foundation. Akins received the Ernst & Young Entrepreneur of the Year Award for San Diego County in 1997, and with fellow Cymer co-founder Rick Sandstrom, received the outstanding alumnus award from UCSD, and the prestigious SEMI Award for North America, the highest honor conferred by SEMI, in 1996 for contributions to the field of deep ultraviolet ("DUV") lithography. Akins received a B.S. in physics, a B.A. in literature, and a Ph.D. in applied physics from UCSD.

        Edward H. Braun has served as a director of Cymer since 2003. Braun has been chairman of the board of Veeco Instruments, Inc since January 1990. In addition, he was Veeco's chief executive officer from January 1990 to July 2007. Prior to 1990, Braun was employed as the executive vice president and chief operating officer of Veeco's predecessor company (now Lambda Electronics, Inc.). Braun is a director emeritus of the board of directors of SEMI, of which he was chairman of the board in 1993. Braun received a BSME from Clarkson College of Technology and completed Stanford University's Executive Program for Management of High Technology Companies.

        Michael R. Gaulke has served as a director of Cymer since August 2000. Since 1996 Gaulke has served as chief executive officer and director and became chairman of the board in May 2007 of Exponent, Inc., a nationally recognized engineering and scientific consulting firm that performs in-depth investigations in more than 90 technical disciplines to analyze failures and accidents to determine their causes. He first joined Exponent, Inc. in September 1992 as executive vice president and chief financial officer. In March 1993 he was named president and was appointed as a member of the board of directors in January 1994. Prior to 1992, Gaulke served as executive vice president and chief financial officer of Raynet Corporation, which pioneered a fiber-to-the-curb architecture for telecommunications.

Before that, he served as executive vice president and chief financial officer of Spectra-Physics, a leading manufacturer of a broad range of lasers and laser-related products. He also serves as a member of the Board of Trustees of the Palo Alto Medical Foundation. Gaulke received a B.S. in electrical engineering from Oregon State University and a M.B.A. from Stanford University Graduate School of Business.

        William G. Oldham, Ph.D. has served as a director of Cymer since January 2001. He is the Robert S. Pepper Professor of Electrical Engineering and Computer Science, emeritus, at the University of California, Berkeley, where he has been on the faculty since 1964. Oldham's research interest is in semiconductor materials and process technology, including optical and extreme ultraviolet lithography. He has published more than 200 articles and holds 13 patents. He also served as an outside consultant on our scientific advisory board from its inception in 1999 until August 2002. He also served as program manager for dynamic RAMS technology development and circuit design at Intel Corporation from 1974 to 1976 In 2003, he was awarded the Semiconductor Industry Association's University Research Award for his career contributions to the semiconductor industry, and he is a member of the National Academy of Engineering. He also serves on the board of directors of Nanometrics Incorporated. He received B.S., M.S. and Ph.D. degrees from the Carnegie Institute of Technology.

        Peter J. Simone has served as a director of Cymer since July 1993. Simone is an independent consultant to the investment community and serves on the boards of directors of Newport Corporation, Monotype Imaging, Inc. and Veeco Instruments, Inc., as well as several private companies. Simone was executive chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company, from June 2001 to December 2002 when it was acquired by Novellus Systems, Inc. Simone's previous experience includes 17 years with GCA Corporation, a manufacturer of semiconductor photolithography capital equipment, holding various management positions, including president and director. Simone received a B.S. in accounting from Bentley College and a M.B.A. from Babson College.

        Young K. Sohn has served as a director of Cymer since March 2003. Sohn currently serves as chief executive officer of a private semiconductor company, Inphi Corporation. From May 2005 through December 2007, Sohn was an independent consultant to the high technology industry. He served as president of the Semiconductor Products Group (SPG) at Agilent Technologies Inc. from October 2003 through April 2005. Prior to joining Agilent, he served as president and chief executive officer and chairman of the board of directors of Oak Technology, Inc. which was acquired by Zoran Corporation in August 2003. Prior to joining Oak Technology, Inc. in 1999, Sohn was employed by Quantum Corporation for six years, serving most recently as president of its Hard Drive Business. From August 1983 to January 1993, he was director of marketing at Intel Corporation. Sohn also serves on the board of directors of Arm Holdings, PLC. He received a B.S. in electrical engineering from the University of Pennsylvania and a M.S. (M.B.A.) from the Massachusetts Institute of Technology's Sloan School of Management.

        Jon D. Tompkins has served as a director of Cymer since May 1999. Tompkins served as chief executive officer of KLA-Tencor Corporation from April 1997 until June 1998 and served as chairman of the board of KLA-Tencor from July 1998 until his retirement in 1999. He served as president and chief executive officer of Tencor Instruments from April 1991 until its merger with KLA Instruments in April 1997 and chairman of the board from November 1993 until the merger. He has also previously served as president and chief executive officer of Spectra-Physics. Since April 2003, Tompkins has served as chairman of the board of Electro Scientific Industries, and currently serves on the board of directors for Credence Systems. Tompkins received a B.S. in electrical engineering from the University of Washington and a M.B.A. from Stanford University with an emphasis in finance and accounting.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF EACH NAMED NOMINEE.

Information Regarding the Board of Directors and its Committees

        During 2007, our Board of Directors held five meetings. The Board of Directors currently has the following four committees: an audit committee, a compensation committee, a nominating and corporate governance committee and a scientific advisory committee. Each director attended 75% or more of the aggregate number of the meetings of the board and the committees on which he served, held during the period for which he was a director or committee member, respectively. The following table lists the chair and members of each committee and the number of meetings held by each committee for fiscal year 2007:

Name	Audit	Compensation	Nominating and Corporate Governance	Scientific Advisory
Charles J. Abbe(1)	Member
Edward H. Braun		Member
Michael R. Gaulke(2)	Chair		Member
William G. Oldham				Chair
Peter J. Simone	Member		Member
Young K. Sohn		Chair
Jon D. Tompkins(3)		Member	Chair

Total meetings in fiscal year 2007	12	12	5	3

(1)
Effective January 1, 2008, Abbe became chair of the audit committee.

(2)
Gaulke continues to serve as a member of the audit committee and is the audit committee financial expert.

(3)
Effective January 1, 2007, Tompkins became chair of the nominating and corporate governance committee.

Independence of The Board of Directors

        As required under the NASDAQ Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. Our Board of Directors consults with our legal counsel to ensure that the Board of Directors' determinations are consistent with all relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his family members, and Cymer, our senior management and our independent registered public accounting firm, our Board of Directors affirmatively has determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for Akins, our Chief Executive Officer. As required under Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Audit Committee

        The audit committee of the Board of Directors oversees our corporate accounting and financial reporting process. For this purpose, the audit committee performs the following functions, among other things:

  •
  appoints our independent registered public accounting firm and determines the funding for audit and review by them of our consolidated financial statements;

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  evaluates and oversees our independent registered public accounting firm's independence and performance;

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  determines in advance whether to engage our independent registered public accounting firm to provide any non-audit services and pre-approves these engagements;

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  oversees and monitors our management and independent registered public accounting firm and their activities with respect to our financial reporting and compliance with our disclosure policies;

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  discusses and reviews our financial statements, our periodic reports filed with the SEC, the results of our annual integrated audit and all press releases containing financial information with management and our independent registered public accounting firm;

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  establishes procedures to receive and address complaints regarding accounting and auditing matters;

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  reviews and approves the internal audit function;

  •
  considers periodically whether to retain or terminate the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

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  reviews with our management and independent registered public accounting firm the effectiveness of internal controls over financial reporting; and

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  performs such other duties of an audit committee specified in the Sarbanes-Oxley Act of 2002 and rules and regulations implemented by the SEC and Nasdaq.

        During 2007, the audit committee was comprised of three independent directors, Abbe, Gaulke and Simone. Our current written audit committee charter is available on our website at http://www.cymer.com under Investor Relations—Corporate Governance—Governance Documents.

        The Board of Directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all members of the audit committee are independent (as currently defined in the Nasdaq listing standards and SEC rules). The Board of Directors has determined that Gaulke qualifies as an "audit committee financial expert," as defined in the applicable SEC rules.

Compensation Committee

        The compensation committee acts on behalf of the Board of Directors to oversee and determine executive compensation. The compensation committee among other things:

  •
  reviews, evaluates and approves our compensation policy for executive officers;

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  approves all forms of compensation to be provided to our executive officers;

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  reviews, evaluates and makes recommendations to the board regarding the general compensation goals and guidelines for all of our employees, including the criteria by which bonuses are determined and benefits plans and programs;

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  makes recommendations to the board concerning other plans that are proposed or adopted for the provision of compensation to employees, or consultants;

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  acts as administrator of our equity incentive and stock purchase plans; and

  •
  performs such other functions regarding compensation as the board may delegate.

        Commencing in 2007, the compensation committee also began to review with management the information set forth in "Executive Compensation—Compensation Discussion and Analysis" and to consider whether to recommend that it be included in proxy statements and other filings.

        During 2007, the compensation committee was comprised of three independent directors, Braun, Sohn and Tompkins. Our written compensation committee charter is available on our website at http://www.cymer.com under Investor Relations—Corporate Governance—Governance Documents.

        For specific details about the determination of executive compensation for the year ended December 31, 2007, see the section titled "Executive Compensation—Compensation Discussion and Analysis".

Nominating and Corporate Governance Committee

        During 2007, the nominating and corporate governance committee was comprised of three independent directors, Gaulke, Simone and Tompkins. The nominating and corporate governance committee:

  •
  acts on behalf of the board identifying individuals qualified to become directors and recommending that the board select the candidates for all directorships to be filled by the board or by the stockholders;

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  oversees the composition, structure and evaluation of the board and each of its committees;

  •
  oversees board compensation; and

  •
  develops and recommends to the board for its approval a set of corporate governance principles applicable to us

        Our written corporate governance principles are available on our website at http://www.cymer.com under Investor Relations—Corporate Governance—Governance Documents. Our current written nominating and corporate governance committee charter is available on our website at http://www.cymer.com under Invester Relations—Corporate Governance—Governance Documents.

        The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our stockholders. The nominating and corporate governance committee evaluates candidates based on qualities such as inquisitiveness, objectivity and possession of practical wisdom and mature judgment. Our directors who also serve as chief executive officers at other companies may serve on no more than two other boards of public companies. Other directors who are not chief executive officers may serve on the boards of no more than four public companies, including Cymer's. In order to further align the economic interests of directors with those of stockholders, the Board of Directors has adopted a policy requiring that, no later than two years after the date on which an individual becomes a director, each director shall be required to hold not less than 1,000 shares of our common stock.

        Because of the significant time investment and energy required to become familiar with the intricacies of the semiconductor capital equipment industry, the Board of Directors does not believe that arbitrary term limits on directors' service are appropriate, nor does it believe that directors should expect to be re-nominated annually. Additionally, the Board of Directors has determined that there should be no arbitrary age limit or mandatory retirement age for board members. Each board committee's performance review and assessment, and the nominating and corporate governance committee's review and assessment of the Board of Directors' performance will help determine each director's tenure.

        The nominating and corporate governance committee will consider director candidates recommended by stockholders. The committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether the candidate was recommended by a stockholder or not. Stockholders who wish to recommend individuals for consideration by the nominating and corporate governance committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the nominating and corporate governance committee at the following address: Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127 at least 120 days prior to the anniversary date of the mailing of our proxy statement for the last annual meeting of stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and a representation that the nominating stockholder is a beneficial or record owner of our stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Scientific Advisory Committee

        The scientific advisory committee was formed in August 2002, and charged with interacting with and attending meetings of our scientific advisory board. The scientific advisory committee currently consists solely of Dr. Oldham. The scientific advisory board met three times during 2007 and Dr. Oldham was in attendance at all scientific advisory board meetings during 2007.

Compensation of Directors

        Each of our non-employee directors receive an annual retainer of $25,000, a fee of $2,500 for each board meeting attended and $1,000 for each committee meeting attended, with the exception of the chairman. The chairman of the audit committee receives $3,000 for each meeting attended and the chairman of the compensation committee, the nominating and corporate governance committee and scientific advisory committee each receive $2,000 for each meeting attended. The executive session chairman receives an annual retainer of $8,000, payable quarterly. Effective January 1, 2008, the executive session chairman will receive an annual retainer of $10,000, payable quarterly. In addition, all members of the audit committee receive a separate quarterly fee of $1,000 for service on the audit committee. Total cash compensation paid to outside directors in 2007 was $346,000. No fees are paid for telephonic meetings scheduled to last less than one hour. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in attending board meetings in accordance with our policy.

        Effective December 13, 2007, newly elected non-employee directors are granted an initial restricted stock unit ("RSU") award for the number of shares determined by dividing $200,000 by the closing sales price per share of our common stock as reported on the Nasdaq Global Select Market as of the date of the first regular quarterly meeting of the compensation committee following the non-employee directors initial election. Each RSU award shall vest 25% one year after the date the non-employee director is first elected to the Board of Directors and each anniversary thereafter, whereupon the RSU award shall be 100% vested on the fourth anniversary.

        Prior to December 13, 2007, newly elected non-employee directors were granted an initial option to purchase 20,000 shares of common stock. The initial options granted to non-employee directors could not be exercised until the date upon which the non-employee director had provided one year of continuous service as a director following the date of grant, whereupon the option becomes exercisable as to 25% of the option shares, and 1/48th of the option shares become exercisable each month thereafter. The exercise price of the options granted to non-employee directors were based on the fair market value of our stock on the effective date of such grant and the term of options is ten years.

        On the first trading day of each fiscal year each non-employee director then serving will be granted an RSU award pursuant to the 2005 Equity Incentive Plan ("the Incentive Plan"). Each stock unit award shall be for the number of shares determined by dividing $100,000 by the closing sales price per share of our common stock as reported on the Nasdaq Global Select Market as of the date of grant. Each stock unit award shall vest 100% after one year from the date of grant.

        The vesting of "Stock Awards" (which include stock unit awards and other equity incentives that may be granted under the Incentive Plan) may be accelerated in full in the event of a Corporate Transaction. The term "Corporate Transaction" is defined in the Incentive Plan and includes transactions such as a sale of all of our assets, a sale of at least 90% of our outstanding stock or a merger, consolidation or similar transaction following which we are not the surviving corporation or following which we are the surviving corporation but the shares of our common stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged into other securities, cash or other property.

        According to the terms of the Incentive Plan, in the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume or continue any or all Stock Awards outstanding under the Incentive Plan. According to the terms set by the board, a surviving corporation or acquiring corporation may choose to assume or continue only a portion of a Stock Award or substitute a similar stock award for only a portion of a Stock Award. With respect to Stock Awards that have not been assumed, continued or substituted and are held by non-employee directors whose continuous service has not terminated prior to the effective date of the Corporate Transaction, the vesting of Stock Awards shall be accelerated in full to a date prior to the effective date of the Corporate Transaction as determined by the board (or, if the board did not determine a date, to the date that is five days prior to the effective date of the Corporate Transaction), and the Stock Awards shall not terminate.

        For outstanding options that were granted under our 1996 Stock Option Plan, in the event of any change-in-control transaction involving us, each outstanding option would be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to assume or substitute the options, the non-employee director would have the right to exercise all of the option shares, including shares not otherwise exercisable. In such event, the plan administrator would notify the non-employee director that the option is fully exercisable for 15 days from the date of such notice and the option terminates upon expiration of such period.

COMPENSATION OF DIRECTORS

        The table below summarizes the compensation paid to our non-employee directors for the fiscal year ended December 31, 2007.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)
Charles J. Abbe	44,000	99,955	143,955
Edward H. Braun	42,000	99,955	141,955
Michael R. Gaulke	59,500	99,955	159,455
William G. Oldham	43,500	99,955	143,455
Peter J. Simone	58,500	99,955	158,455
Young K. Sohn	51,500	99,955	151,455
Jon D. Tompkins	47,000	99,955	146,955

(1)
Amounts shown include an annual retainer and fees for meetings held and attended by each director during 2007.

(2)
The number of RSUs awarded, in whole shares, was determined by dividing $100,000 by the closing price per share of our commons stock as of the date of grant. In January 2007, each non-employee director received 2,207 stock award units or a total of 15,449 stock unit awards with a grant date fair value of $45.29 per share. Each stock unit award shall vest 100% after one year from the date of grant.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Committee Oversight of Executive Compensation

        The compensation committee of our Board of Directors oversees and determines executive compensation on behalf of the Board of Directors. The compensation committee currently consists of three independent directors: Sohn, who is chairman, Braun and Tompkins. Among its duties, the compensation committee establishes our compensation philosophy and the framework for the compensation of executive officers and, within that philosophy and framework, reviews, evaluates, and approves salaries, equity awards, bonuses and all other forms of compensation provided to our executive officers. The compensation committee receives recommendations and supporting data on the compensation of executive officers from an independent compensation consultant retained by the committee, as well as from our chief executive officer and the head of our human resources department. In particular, the compensation committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation, including the authority to approve the consultant's reasonable fees and other retention terms. In addition, the compensation committee members rely on their own personal experience with compensation practices through their involvement as either an executive or director of other relevant companies. Our chief executive officer is not permitted to participate in or be present during any deliberations or determinations of the compensation committee regarding his compensation or individual performance objectives.

        Historically, the compensation committee has made most significant adjustments to annual base compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the applicable fiscal year. However, the compensation committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, including the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the compensation committee's process comprises two related elements: (i) the determination of compensation levels and (ii) the establishment of performance objectives for the current fiscal year. For executives other than our chief executive officer, the compensation committee solicits and considers performance evaluations and compensation recommendations submitted to the committee by our chief executive officer.

        In the case of our chief executive officer, the evaluation of his performance is conducted by the compensation committee, which determines any adjustments to his base compensation as well as incentive awards to be granted and the performance objectives for those awards. As part of its evaluation process, the compensation committee solicits the opinions of all members of our Board of Directors. For all executives, including our chief executive officer, as part of its considerations and deliberations, the compensation committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive stock ownership information, analyses of historical executive compensation levels and current company-wide compensation levels, as well as recommendations of the compensation committee's independent compensation consultant, including analyses of executive compensation paid at other core peer companies identified by the consultant. Each executive performs an annual self-assessment to measure his or her performance against pre-defined objectives. The self-assessment is then reviewed with executives who are ranked at least one level higher and who have authority to approve the self-assessment (i.e. chief executive officer, chief operating officer or chief financial officer) and/or modified by the approving executive and/or the compensation committee for finalization. The chief executive officer's self-assessment is reviewed by the compensation committee and other members of the Board of Directors. The compensation committee reviews the executive officer's final performance assessment as part of the annual compensation review and update.

        For more information on the compensation committee, please see "Proposal 1—Election of Directors—Information Regarding the Board of Directors and Its Committees".

Our Compensation Philosophy

        We operate in an industry that is both highly competitive and undergoing significant globalization and, as a result, have a high demand for qualified and experienced executive officers. Through our executive compensation programs, we seek to attract, reward and retain executive officers with the requisite knowledge, skills and experience and highest integrity, and to motivate these individuals to achieve our business and financial objectives, both operational and strategic, while supporting our core values and culture. In so doing, we pay compensation that we believe is competitive with other leading companies in our industry and reward performance as measured against challenging goals. We also seek to align our executive officers' objectives and interests with the long-term interests of our stockholders.

        To achieve our executive compensation objectives, we employ a variety of compensation mechanisms—base salary, annual short-term cash bonus, long-term cash and equity incentive bonus, discretionary stock grants, health and welfare benefits, and perquisites and other benefits. We use total compensation to appropriately recognize each executive officer's scope of responsibility, role in the organization, experience, performance and contribution to the Company.

        To reward both short and long-term performance, we consider the following principles:

  •
  Compensation should be related to performance.  The compensation committee believes that a significant portion of an executive officer's compensation should be tied not only to individual performance, but also our performance as a company measured against both financial and non-financial goals and objectives. During periods when performance meets or exceeds the established objectives, executive officers should be paid at the expected levels.

    When our performance does not meet key objectives, incentive award payments, if any, should be less than target levels.

  •
  Incentive compensation should represent a large portion of an executive officer's total compensation.  We intend to minimize the amount of fixed compensation paid to executive officers in order to reduce costs when our performance is not optimal. The majority of an executive officer's compensation should be in the form of short-term and long-term performance incentives, which are calculated and paid based primarily on our level of revenue and profitability. Executive officers are then motivated to increase our profitability and stockholder return in order to earn most of their targeted compensation.

Use of Compensation Consultant

        To assist the compensation committee in establishing competitive total executive compensation in 2007, we engaged Compensia, a nationally recognized consulting firm. The compensation committee requested that Compensia:

  •
  Evaluate the efficacy of our existing compensation strategy and structure in supporting and reinforcing our long-term strategic goals; and

  •
  Assist in refining our compensation strategy and in developing and implementing a competitive executive compensation program to execute that strategy.

        As part of its engagement, the compensation committee requested Compensia to determine a comparative group of companies in order to perform an analysis of competitive performance and compensation components and levels for that group. The purpose of the analysis was to assess the competitiveness of the compensation that we offer to our executives as compared to that offered to executives at companies with which we compete for talent. At the request of the compensation committee, Compensia also conducted meetings with certain committee members, the head of Human Resources and other members of senior management to learn more about our business operations, strategies, and key performance metrics as well as the labor markets in which we compete.

        Compensia performed a compensation study of our executive officers and the publicly disclosed executive compensation information for 21 other relevant companies. Those companies primarily included semiconductor capital equipment companies either comparable to or larger than us as measured by revenue, market capitalizations, business maturities, and general growth opportunities. These relevant companies are broken into two groups for compensation analysis purposes. The first group is what we consider our "core" peer companies which represent the companies we believe our compensation structure should mirror or exceed in order for us to be in a position to competitively recruit and retain top executive talent as these companies are similar to ours in revenue size and general business complexity and operation. These core companies include Advanced Energy Industries, Asyst Technologies, Axcelis Technologies, Brooks Automation, Coherent, FEI, FLIR Systems, FormFactor, MKS Instruments, Newport, Photronics, Varian Semiconductor Equipment and Veeco Instruments.

        The second set of relevant companies is what we refer to as our "aspirational" peer companies which represent companies that we aggressively compete with for executive management talent as these companies are much larger than us in both revenue and market capitalization and are considered mature bellweathers for our industry. These aspirational companies include Agilent Technologies, Applied Materials, KLA-Tencor, Lam Research, Leap Wireless International, MEMC Electronic Materials, Microchip Technology, and Novellus Systems.

        In 2006, we had included Iomega, Mattson Technology, Overland Storage, Qualcomm, Ultratech, and Wireless Facilities in our compensation study. We excluded these companies from our compensation study in 2007 because they were either acquired, the company size was diminished, or their line of business and/or business location were no longer relevant in attracting and retaining executive talent.

        The Compensia analysis included data on the base salary, other cash compensation, and equity value compensation provided by our core and aspirational peer companies to their executives. Using the analysis provided by Compensia, the compensation committee established the targeted overall compensation for our executive officers to be at or above the 60th percentile of overall compensation provided by our core peer companies based on our performance compared to peers, our anticipated growth and specific goals we expect to achieve in our short-term (1-year) and long-term (3-year) plans. We also believe that targeting total compensation for executives at the 60th percentile or above provides a higher incentive compensation opportunity for strong performance and allows total compensation to be competitive with our core peer group as a whole.

Elements of Executive Compensation

        The compensation committee believes the total compensation and benefits programs for executive officers should consist of the following:

  •
  base salaries;

  •
  annual short-term incentive bonus plan;

  •
  long-term incentive bonus plans, including cash and equity components;

  •
  retirement, health and welfare benefits;

  •
  change in control benefits; and

  •
  perquisites and other benefits

        The weighting of base salary versus the annual and long-term incentive portions of executive officer compensation is dependant on the ranking of the executive officer. Consistent with our pay-for-performance philosophy, the higher ranked the executive officer and the more such executive officer is responsible for influencing stockholder value, the higher the variable components of compensation should be relative to base salary. For example, more than 60% of the total compensation paid to our chief executive officer in 2007 was comprised of variable pay components tied to the achievement of specific performance metrics.

        Base Salaries.    We believe that the annual base salary compensation paid to our executive officers should be directly linked to both the officer's responsibilities and performance as well as our performance as a company compared to our core peer companies. Base salary decisions are made as part of our formal annual executive compensation review process conducted by the compensation committee at the beginning of each calendar year. The compensation committee typically receives input from its compensation consultant as to competitive base salary levels of similar executive positions at our core peer companies, and input from the chief executive officer on goal and performance achievements by the other executive officers for the past year.

        We want to provide our executive officers with a level of assured cash compensation in the form of base salary commensurate with their professional status and accomplishment. Base salaries for executive officers are established considering a number of factors, including the following:

  •
  Base salary is generally paid at or above the market level established by Core peer companies for identical or similar positions;

  •
  Base salary is determined based on job scope and responsibilities, past and current contributions and performance, and individual factors;

  •
  Base salary reflects the executive officer's expected individual performance based in part on past contributions to our success; and

  •
  For newly hired executive officers, base salary also reflects the results of individual negotiation and then current market conditions at the time we recruited the officer.

        Compensation for our chief executive officer is determined by the compensation committee in accordance with the process described above for all executive officers. Akins' base compensation for 2007 was $600,000. The committee determined with the advice of its compensation consulting firm that this salary would be consistent with the 60th percentile of salaries paid by Core peer companies to their chief executive officers.

        In February 2008, the compensation committee reviewed the annual base salaries for certain of our named executive officers and established the 2008 salaries Akins, Baker, Brown, Spiva and Werner at $627,000, $392,000, $486,000, $324,000 and $251,000, respectively. The committee decided to increase the base salaries of our named executive officers for 2008 with the advice of its independent compensation consulting firm in order to continue to reflect a level of base salary that is competitive to that offered by our core peer companies to their executive officers and to reward the individual performance achievements in 2007 of our officers.

        Incentive Bonus Plan Corporate Performance Targets.    For each of the past three fiscal years, including for 2007, the compensation committee has established performance targets for its annual short-term incentive bonus plans and its long-term incentive bonus plans. The average approximate payout percentage over the past three fiscal years for our named executive officers has been 90% of the target award opportunity under our incentive bonus plans. Generally, the target levels for each of the performance criteria approved by the compensation committee are set at such a level so that the relative difficulty of achieving the target level for each of the criteria is consistent from year to year. In 2006, the annual incentive bonus program included a 1.5x multiplier to the financial component of the executive officers' bonus awards for actual achievement in that year. Consistent with our pay-for-performance philosophy, the higher ranked the executive officer and the more such executive officer is responsible for influencing stockholder value, the higher percentage of bonus amount is tied to achievement of corporate performance goals versus individual performance goals.

        Annual Incentive Bonus Program.    Prior to 2007, we had an annual incentive program ("IBP") in place and our executive officers were participants in the program. This plan was replaced effective January 1, 2007 by an annual short-term incentive bonus plan as described in the section that follows. The terms of the IBP are similar to the new annual short-term incentive program as described in the section that follows.

        Under the IBP for our named executive officers in 2006, the bonus target as a percentage of the executive officer's base salary when annual performance objectives were achieved was as follows:

	Akins	Brown	Baker	Werner
Target Annual Incentive Bonus (as % of Base Salary)	120%	100%	80%	75%
Financial Component
Revenue Results	33.33%	33.33%	33.33%	25.00%
Operating Income Results	33.33%	33.33%	33.33%	25.00%
Individual Performance Component	33.34%	33.34%	33.34%	50.00%

        In addition, pursuant to the compensation committee's recommendation, our Board of Directors approved in March 2006 a special multiplier provision applicable to bonuses that certain of our executive officers, including the chief executive officer, the chief operating officer, and the chief financial officer, were eligible to receive under the IBP for 2006. Under the special provision, if specific revenue goals were achieved for 2006, the financial component of the executive officers' bonuses would be increased by a multiplier of up to 2x. The compensation committee and Board of Directors believed that the achievement of these revenue goals would represent extraordinary achievement and the creation of significant stockholder value. The actual revenue achievement for 2006 resulted in a 1.5x multiplier to the financial components of the executive officers' bonus awards under the IBP.

        Annual Short-term Incentive Bonus Plan.    In April 2007, the compensation committee updated the Incentive Bonus Program ("IBP") and renamed it the Short-Term Incentive Bonus Plan ("STIP") effective January 1, 2007. Under our annual STIP, and commensurate with the compensation consultant's recommendation per the Core peer company findings, an executive officer's annual performance cash award generally depends on two performance factors: (i) our overall financial performance as measured against specific revenue and operating income targets approved each year by the Board of Directors and (ii) the executive officer's individual performance as measured against specific management-by-objective ("MBO") goals. For certain of our executive officers, including the chief executive officer, chief operating officer and chief financial officer, 80% of the bonus award is tied to our overall financial performance and 20% is tied to the executive officer's individual performance. The compensation committee determines the appropriate value for the annual bonus components for each executive officer as part of its annual executive compensation review process conducted at the beginning of each calendar year. The compensation committee reviews and approves specific targets and performance criteria for each executive officer in the context of our total compensation framework and philosophy and with market input from the independent compensation consultant.

        Bonus payments under the STIP are triggered annually if we achieve a minimum of 80% of both the revenue and operating income targets (after accounting for the expense of funding the payments). The bonus amounts are determined on a proportional basis up to a 100% performance achievement. If our performance exceeds 100% of either target, a 1.25 multiplier applies to the calculation of that portion of the bonus payment. Bonus payments attributable to the operating income target may not exceed 200% of the potential bonus for that bonus component. Bonus amounts for the revenue component have no maximum.

        The portion of the bonus associated with the executive officer's individual performance is based upon each participant's annual performance review and achievement of pre-defined stretch goals for the year. These performance goals are heavily tailored and weighted toward the operational performance of the executive officer given his or her broader corporate responsibility. To receive the individual performance bonus, the executive officer must accomplish at least 60% of his or her annual stretch goals. Above 60% accomplishment, the bonus amounts are determined on a proportional basis up to a maximum of 100% of the potential bonus. These targets are reviewed and updated annually to reflect the changing nature of our business.

        Under the STIP, the bonus target as a percentage of the executive officer's base salary when annual performance objectives are achieved is as follows:

	Akins	Brown	Baker	Spiva	Werner
Target Annual Incentive Bonus (as % of Base Salary)	120%	100%	80%	70%	50%
Financial Component
Revenue Results	40%	40%	40%	35%	35%
Operating Income Results	40%	40%	40%	35%	35%
Individual Performance Component	20%	20%	20%	30%	30%

        Under the STIP, each executive officer's annual performance award may exceed these stated targets if our financial performance exceeds 100% of the financial targets in that year's business plan. In such cases, the actual percentage of each executive officer's performance award varies in proportion to the percentage by which our targets for that year are exceeded.

        The committee established Akins' short-term incentive bonus for fiscal year 2007 in accordance with his individual and our financial performance as measured against objectives established under our annual short-term incentive bonus plan. For 2007, Akins received a short-term incentive bonus of $643,895 based on our financial performance and his individual performance. Akins individual performance objectives for 2007 focused on areas such as executing our technology and product roadmaps, improving specified areas of operations and product quality, as well as maintaining strong customer relationships and demonstrating progress in our new business opportunity surrounding TCZ.

        Long-term Incentive Bonus Plans.    As with all the elements of executive compensation, the compensation committee determines the appropriate value for the long-term incentive bonus plan components for each executive officer as part of its annual executive compensation review process conducted at the beginning of each calendar year. The compensation committee reviews and approves specific targets and performance criteria for each executive officer in the context of our total compensation framework and philosophy and with market input from the independent compensation consultant.

        3-Year Bonus Program.    In March 2005, our Board of Directors approved our 3-Year Bonus Program. At that time this cash compensation program was adopted by the Board of Directors to replace annual stock option grants to key employees following our decision to restrict the use of stock options significantly as a result of a change in the accounting rules for stock option grants. The potential bonuses under this program were accrued based upon a percentage of each participant's earned bonus under our IBP and is payable three years after the bonus was earned. The potential cash bonus under the 3-Year Bonus Program is expressed as 100% of the chief executive officer's, chief financial officer's, chief operating officer's, senior vice president, worldwide service and manufacturing, and 50% of the chief accounting officer's, bonus earned under the IBP. This program was one of the main long-term incentive plans that we used to attract, retain and motivate our executive officers in 2005 and 2006.

        Our total annual maximum aggregate amount that could be accrued under the 3-Year Bonus Program and the IBP together was 15% of our EBITDA (earnings before interest, taxes, depreciation and amortization) for the same year. If our aggregate bonus amount under both bonus programs were to exceed this maximum, all individual bonus awards would have been adjusted downward on a prorated basis to a total of 15% of our EBITDA for that year.

        Long-term Incentive Bonus Plan for 2007 ("2007 LTIP").    In April 2007, the compensation committee adopted the 2007 Long-Term Incentive Bonus Plan to replace the previous 3-Year Bonus Program. This incentive plan became effective on January 1, 2007 and was adopted by the committee to further improve the alignment of executive management and shareholders interests in creating long-term value for our shareholders. With the relevant core peer company information and assistance provided by the compensation consultant, the compensation committee determined that our long-term incentive plan should have an equity component to not only better align our executive's interests with our shareholders but also better align our compensation practices with competitive pay practices of the core peer companies. As a result, our 2007 LTIP is based on a long-term compensation target value with this value being paid in two components: 50% in cash and 50% in restricted stock units ("RSUs"). The compensation committee believes that this mix of cash and RSUs creates an effective tool for incentivizing and retaining those executives who are most responsible for influencing stockholder value. The 2007 LTIP bonus awards payable to participants is based upon the level of achievement of performance measured against revenue and operating targets, as well as individual performance metrics as measured against specific MBO's.

        2007 LTIP bonus awards are triggered if we achieve a minimum of 80% of our revenue target, 65% of our operating income target, and each individual must achieve a minimum of 60% of their assigned MBOs. Under the 2007 LTIP, the target bonus awards are broken down as follows when annual performance objectives are achieved:

	Akins	Brown	Baker	Spiva	Werner
Target 2007 LTIP(1)	$850,000	$650,000	$580,000	$250,000	$100,000
Cash	$425,000	$325,000	$290,000	$125,000	$50,000
RSU(2)	9,535	7,291	6,506	2,804	1,121
Financial Components:
Revenue Results	40%	40%	40%	35%	35%
Operating Income Results	40%	40%	40%	35%	35%
Individual Performance Component (MBOs)	20%	20%	20%	30%	30%
Above Plan Performance Multiplier(3)	300%	300%	250%	250%	200%

(1)
The bonus targets for each participant represent the 2007 LTIP awards that would be made assuming that exactly 100% of the financial and individual performance target metrics are achieved. The bonus amounts are determined on a proportional basis up to a 100% performance achievement.

(2)
The number of shares subject to the target RSUs was determined by dividing the value of the cash portion of the target award by $44.57, the closing price of Cymer's common stock as reported on NASDAQ Global Select Market on April 16, 2007, and rounding down to the nearest whole number of shares.

(3)
Under the 2007 LTIP, each executive officer's annual performance award may exceed these stated targets if our financial performance exceeds 100% of the financial targets in that year's business plan. This above plan performance multiplier will be applied to both the cash and the RSU portions of the award. As with all our components of executive compensation, these performance multipliers are consistent with our Core peer company practices.

        The cash portion of the 2007 LTIP award is paid in three (3) equal annual installments in January 2009, 2010, and 2011, and the RSU portion of the LTIP award will vest in three equal annual installments on or around each of the dates that the related cash portion installments are payable, provided that the executive is actively employed by us on such dates.

        The committee established Akins' long-term incentive bonus for fiscal 2007 in accordance with his individual and our financial performance as measured against objectives established under our annual long-term incentive bonus plan. For 2007, Akins received a long-term incentive award of $380,687 cash and 8,541 RSUs based on our financial performance and his individual performance. Per the plan, this bonus will be paid over the required three (3) year performance period.

        Long-term Incentive Bonus Program for 2008 ("LTIP").    In October 2007, the compensation committee adopted our current Long-Term Incentive Bonus Program effective January 1, 2008. Our named executive officers are entitled to participate in the current LTIP. The target amounts for bonuses received under the LTIP will be divided into two equity award components to be granted from our 2005 Equity Incentive Plan. The bonuses will be awarded 50% in stock options and 50% in performance-based restricted stock units ("PRSUs"). The compensation committee believes this mix of PRSUs and stock options further enhances the effectiveness in incentivizing and retaining those executives who are most responsible for influencing stockholder value by further aligning our executive's interests with those of our stockholders. On the first trading day of each fiscal year, our named executive officers will be granted stock options and PRSUs in accordance with the LTIP provided such officers remain employed with us on the date of grant.

        The shares subject to PRSUs will vest and become issuable to the named executive officers following a 3-year performance period that commences on the date of grant ("the 3-year performance period") only if our relative performance compared to specified core peer companies over the 3-year performance period meets or exceeds certain performance measures established in advance by the Compensation Committee. Vesting of PRSUs are subject to downward adjustment if the named executive officer fails to meet 100% of his or her individual MBO goals during the 3-year performance period as determined by the Compensation Committee.

        See award determination levels set forth below:

Percent Rank vs. Peers	Percent of Target Award Earned
<40th Percentile	0%
40th - 50th Percentile	50%
50th - 60th Percentile	75%
60th - 70th Percentile	100%
70th - 80th Percentile	125%
80th - 90th Percentile	150%
Greater than 90th Percentile	200%

        The stock option portion of each named executive officer's award under the LTIP will vest over four years subject to the named executive officer's continued employment with us through the applicable vesting dates.

        The target amounts for our named executive officers under the approved LTIP for fiscal year 2008 are set forth below.

		Components of Target Award Value
Name	Target LTIP Award Value(1)	Stock Options	PRSU's
Robert P. Akins	$1,800,000	69,345	22,480
Edward J. Brown, Jr.	$1,350,000	52,005	16,860
Nancy J. Baker	$960,000	36,975	11,990
Stephan D. Spiva	$350,000	13,485	4,370
Rae Ann Werner	$200,000	7,710	2.500

    (1)
    The target amounts set forth above are based on the assumption that exactly 100% of the financial and MBO performance target metrics are met. In the event that our actual performance exceeds the financial performance metrics approved by the compensation committee and assuming that 100% of the MBO performance target metrics are met, the bonus amounts may be increased by up to a 200% multiplier.

        Equity Compensation.    In general, we grant stock options to our executive officers at the commencement of employment and RSUs, stock options and PRSUs under the 2007 LTIP and the current LTIP as described above. Stock options granted to our newly hired executives typically have a 4 year vesting period and a term of 10 years. In determining the number of options to be granted to newly hired executive officers, we take into consideration the individual's position, scope of responsibility, ability to affect profits and stockholder value, and the value of stock options in relation to other elements of total compensation. We also look at external factors such as current market conditions for executive employees and competitive peer data to determine the number and value of shares to be granted. We also engage in direct negotiations with the candidate over the terms of employment, including the size of the stock option to be granted if the candidate accepts our offer of employment. For LTIP awards, the number of RSUs, stock options, and PRSUs to be granted and their vesting period is determined based on the LTIP as described above. Because we grant stock options, RSUs, and PRSUs under our LTIP programs, we generally do not grant discretionary additional equity incentive awards to our executive officers following their commencement of employment. The compensation committee believes that awards of stock options, RSUs and PRSUs align the interests of our executives with the interests of our stockholders through stock ownership, increase the reward to our executives when our stock price increases, and serve as a retention tool for the executives. The compensation committee continues to evaluate the effectiveness of our equity compensation philosophy and retains the discretion to grant discretionary equity incentive awards to our executive officers as appropriate to incentivize and retain those executives who are most responsible for influencing stockholder value.

        We have a procedure which is approved by the Board of Directors and is applicable to all equity awards granted by us, including awards to executive officers. Under these procedures, equity awards are granted generally only at the regularly scheduled meetings of the compensation committee held in conjunction with the quarterly meetings of our Board of Directors. The exercise price of stock options granted by the compensation committee are priced using the market closing price of the common stock on the date the committee approved the grant. We have not attempted to coordinate equity awards with the release of material non-public information in the past, and under the new procedures have expressly prohibited such a practice.

        Stock Ownership Policy for Certain Executive Officers.    The Board believes that is in the best interest of us and its stockholders to adopt a policy requiring that the chief executive officer, chief operating officer and chief financial officer hold a certain number of shares of our common stock in order to align the interests of those executives who are most responsible for influencing stockholder value with the interests of our stockholders. The policy as adopted in December 2007 requires that within five years after the date on which an individual is first appointed to any of the following offices, such individual shall be required to hold not less than the number of shares of our common stock specified below:

Chief Executive Officer	15,000 shares
Chief Operating Officers	10,000 shares
Chief Financial Officer	10,000 shares

        For the purposes of determining whether the individual meets the applicable ownership requirements, shares subject to vested RSU awards, and vested stock options held by such individual will be counted. As of December 31, 2007 these executives were in compliance with this policy.

Retirement, Health and Welfare Benefits.

        Employee Savings Plan.    We have a 401(k) plan that allows participating employees to contribute a percentage of their salary, subject to annual Internal Revenue Service limits. The plan is available to substantially all full-time U.S. employees. We match dollar-for-dollar an employee's 401(k) contribution up to 5% of each participating employee's compensation but not to exceed $5,000 per year. The amounts we contribute vest annually over a three year period or 33.3% each year based on the individuals date of hire. Our executive officers in the U.S. are eligible for this plan. In 2007, we contributed $5,000 to the 401(k) accounts of each of the executive officers named in the Summary Compensation Table.

        Executive Deferred Compensation Plan.    We have an executive deferred compensation plan for certain management level employees in which the employee may elect to defer receipt of current compensation from us in order to provide retirement and other benefits on behalf of such employee. This plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the "IRC"). The plan is intended to be an unfunded plan maintained primarily for the purpose of providing deferred compensation benefits for a select group of management or highly compensated employees under Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974. Beginning in 2001, we purchased corporate-owned life insurance to finance the deferred compensation plan. Currently, the plan allows eligible participants to defer receipt of base salary, and short-term incentive cash bonus payments. In prior years, the plan allowed deferral of the cash portion of the 3-year bonus payments. We do not provide a match on executive deferrals under the deferred compensation plan. We maintain this plan for the purpose of providing a competitive benefit allowing our executives an opportunity to defer income tax payments on their cash compensation.

        Officer Retirement Program.    We have an executive option and health coverage extension program for executive officers who voluntarily retire while in good standing with us. We provide this program as a retention device and in order to reward our executive officers who have provided us with services over a significant number of years. We do not provide significant cash benefits under our officer retirement program because we intend that the benefits provided under our 401(k) plan, deferred compensation plan, the cash and equity incentive benefits provided under our STIP, 3-Year Bonus Program, the 2007 LTIP and the current LTIP will provide a significant source of retirement income for our executives.

        To be eligible for the program, the executive officer must have been an executive officer for at least five consecutive years of full-time service and must have either had (i) at least 10 consecutive years of full-time service with us and be at least 55 years old, or (ii) at least 15 consecutive years of full-time service with us and be at least 50 years old. To receive the benefits of the program, a retiring executive officer must complete an approved succession planning process and enter into a release and waiver of claims and consulting agreement with us. In addition, the executive must either (i) relinquish all stock options that are unvested and unexercised and any other unvested equity awards for which the shares subject to such awards have not yet been issued as of the termination date and were granted within the one-year period prior to the termination date, or (ii) have an individual employment agreement with us that provides for acceleration of vesting of unvested equity awards as of the termination date. The program requires the executive officer to enter into a four year consulting agreement. This agreement provides for payment of $1,000 per month for such consulting services, continued vesting during the term of the consulting agreement of eligible bonuses under the 3-Year Bonus Program, the 2007 LTIP and the current LTIP, continued vesting in his or her retained options and RSUs during the term of the consulting agreement, and an extended period to exercise options after retirement. The program also provides the executive officer with specific health insurance continuation benefits for a period of 12 months, and following such period the health benefits may be continued at the executive officer's own expense. Additionally, at the executive officer's own expense, he or she may also continue to receive the financial advisory services previously paid by us. One former executive participated in the health insurance continuation benefits portion of the program in 2007.

        The only executive officer named in the Summary Compensation Table who is currently eligible for this program is our chief executive officer. No other executive officer named in the Summary Compensation Table will be eligible for this program until 2012 when our chief financial officer becomes eligible assuming the eligibility criteria of our officer retirement program does not change and she meets these criteria.

Change in Control Benefits.

        Our executive officers and other employees have contributed to establishing us as the successful company that we are today, and the compensation committee believes that in order to continue to retain their services and focus their efforts on stockholder interests when considering strategic alternatives, it is important to provide them with some income and benefit protection against their potential loss of employment in connection with a change in control of our company. Accordingly, we only provide for such benefits if employment terminates in connection with a change of control event because we believe that our executives are materially harmed only if a change in control results in our executives' reduced responsibilities, compensation or involuntary loss of employment. Relative to the overall value of our company, these potential change in control benefits are relatively minor.

        We have entered into employment agreements with Akins, Baker, Brown, and Werner, and certain other executive officers which entitle each individual to certain benefits in the event his or her employment with us is involuntarily terminated other than for cause upon or within 18 months after a "change of control". For purposes of the agreements, involuntary termination includes an executive's resignation following a significant reduction in the executive's duties or responsibilities, a material reduction in the executive's short-term or long-term incentive bonus opportunity, a material reduction in base compensation, relocation without consent, involuntary termination other than for death, disability or cause, and failure of a successor company to assume the agreement.

        However, the executive officer will not be entitled to receive any severance or other benefits pursuant to the agreement if the Board of Directors, as constituted prior to the change in control, determines that the executive officer was demoted to a position not eligible for an employment agreement as of the effective date. We have not entered into an employment agreement with Spiva.

        In the event that severance benefits are triggered, the eligible individuals, Akins and Brown are entitled to receive the following for 24 months and Baker and Werner are entitled to receive the following for 18 and 12 months, respectively:

  •
  a continuation of his or her monthly base compensation as well as monthly payments equivalent to 1/36th of the aggregate amounts of his or her bonus amounts for the prior three years;

  •
  a continuation of medical benefits.

        Additionally, in the event that severance benefits are triggered, the eligible individuals will also receive the following benefits:

  •
  a percentage of the cash bonus, excluding the 3-Year Bonus Program and the LTIP, that would otherwise be payable for the year of termination based on the number of days during the year in which the individual was employed by us;

  •
  the unvested portion of any cash bonus accrued for the officer under the 3-Year Bonus Program, the 2007 LTIP and the current LTIP shall vest and become payable in full in a lump sum; and

  •
  accelerated vesting of all unvested stock options RSUs and PRSUs.

        The executive officers are also entitled to similar benefits if he or she voluntarily resigns for any reason within the 30-day period beginning one year after a change of control. A mechanism is provided in each agreement to limit payments in the event they would result in the levy of an excise tax under Section 4999 of the IRC.

        "Change of control" is defined in the agreements as:

  •
  the acquisition by a person or entity of 50% of voting power of Cymer;

  •
  a change in the composition of the Board of Directors within a two-year period as a result of which fewer than a majority of the directors are persons who were either our directors on the date of the respective agreement or who were elected or nominated by a majority of such persons; or

  •
  a merger resulting in a 50% or greater change in voting power.

Perquisites and Other Benefits.

        We provide benefits to our executive officers that are generally available to all of our employees, which include participation in group life, health, dental, and vision insurance plans. In addition to the benefits available to all employees, we provide our executive officers with certain additional benefits that we believe reflect market standards and are reasonable and necessary to attract and/or retain each of our executive officers and, in the case of the financial advisory services described below, allow the executive officers to realize the full benefit of the other elements of compensation we provide. Our executive officers are eligible to receive the following additional benefits:

        Disability Income Protection.    We provide group long term disability ("LTD") coverage to replace 50% of the executive officer's base annual salary up to $13,000 per month. In addition, we provide executive officers who are at a senior vice president level or above with a supplemental individual disability plan. This plan may provide up to an additional 10% of income replacement while the executive officer is disabled not to exceed 60% of monthly base earnings when combined with the group LTD coverage. Amounts vary by individual and any benefit amounts that would exceed $5,000 per month are subject to individual underwriting and approval by the insurance carrier.

        Benefits under the group and individual policies begin after a 90 day elimination period and continue as long as the executive officer remains disabled from performing the duties of his or her own occupation until age 65. While we pay the monthly premiums for both the group and individual policies, premiums are subsequently taxed as imputed income to the executive. Benefits received under these policies are not taxable to the executive officer.

        Financial Advisory Services.    We provide our executive officers with comprehensive financial counseling services to include the following core disciplines:

  •
  Optimal utilization and integration of our plan benefits;

  •
  Capital accumulation and investment planning;

  •
  Short-term/retirement cash-flow planning;

  •
  Income tax forecasting and tax return preparation;

  •
  Estate planning; and

  •
  Life, disability and property/casualty insurance planning

        We pay 100% of these benefits. A portion of these services are reported as income to the executive officer and subsequently taxed.

Tax Considerations.

        Internal Revenue Code Section 162(m).    The compensation committee considers the potential impact under Internal Revenue Code ("IRC") Section 162(m) whereby we can only deduct up to $1.0 million of the compensation we pay to named executive officers each taxable year. However, we may deduct compensation above $1.0 million if it is "performance-based compensation" within the meaning of the IRC. The committee has determined that any gain related to the exercise of a stock option granted under any of our stockholder-approved stock options plans with an exercise price at least equal to the fair value of our common stock on the date of grant qualifies under the IRC as performance-based compensation and therefore is not subject to the $1.0 million limitation.

        However, deductibility is not the sole factor used by the committee in ascertaining appropriate levels or manner of compensation, and corporate objectives may not necessarily align with the requirements for full deductibility under Section 162(m). Accordingly, we may enter into executive compensation arrangements under which payments are not deductible under Section 162(m).

        Internal Revenue Code Section 409A.    Section 409A of the IRC governs deferred compensation arrangements. The Committee reviewed our deferred compensation program to ensure the plan is compliant with Section 409A and has determined the plan is compliant within the meaning of the IRC Section 409A.

Compensation of Executive Officers

        Our Annual Report on Form 10-K for the year ended December 31, 2007, Part I, Item 1, contains a listing of and biographies for all of our named executive officers.

        The employment agreements with certain of our named executive officers provide for an annual base salary. These base salaries are reviewed by the compensation committee at least annually. The Compensation Committee may in its discretion increase the base salary but not decrease the base salary below the amount in the respective employment agreement. In February 2007, the compensation committee reviewed the annual base salaries for certain of our named executive officers and established Akins', Baker's, and Brown's base salaries at $600,000, $375,000, and $465,000, respectively. Spiva's and Werner's base salaries were set at $310,000 and $240,400, respectively, for 2007. For further details of the composition of our executive compensation, see "Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation".

        Compensation awarded or paid to, or earned by, our chief executive officer, chief financial officer and our other three most highly compensated executive officers, whom we refer to as our "named executive officers", for the years ended December 31, 2006 and 2007 is included in the table below. Spiva was not a named executive officer for the year ended December 31, 2006, therefore compensation information is not included for the year ended December 31, 2006 in several of the tables that follow. As permitted by the SEC rules, we have not included in this table the amounts paid by us for perquisites and other personal benefits unless the aggregate amount of such compensation is equal to or greater than $10,000.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Robert P. Akins, Chairman of the Board of Directors and Chief Executive Officer	2007 2006	599,039 548,077	—	95,168 —	149,511 388,315	643,896 853,220	95,747 103,124	17,183 17,523	1,600,544 1,910,259
Nancy J. Baker Senior Vice President and Chief Financial Officer	2007 2006	374,039 324,038	—	65,518 —	61,053 159,821	270,425 332,193	16,213 12,523	16,441 16,038	803,689 844,613
Edward J. Brown, Jr. President and Chief Operating Officer	2007 2006	463,942 409,327	—	72,772 —	1,210,481 2,197,346	415,569 531,018	—	9,619 9,619	2,172,383 3,147,310
Stephan D. Spiva Senior Vice President, Worldwide Service and Manufacturing Operations	2007	305,878	—	27,869	256,348	190,940	—	8,553	789,588
Rae Ann Werner Vice President, Controller and Chief Accounting Officer	2007 2006	239,844 211,365	—	11,466 —	35,836 110,748	110,091 153,774	—	14,657 18,608	411,894 494,495

(1)
These amounts reflect the actual amount realized for 2007 in accordance with Statement of Financial Accounting Standards, ("SFAS") No. 123R. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service based vesting conditions and no awards were forfeited. For additional information on the valuation assumptions underlying the value of these awards, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2007 Annual Report on Form 10-K in the Notes to the Consolidated Financial Statements, Note 8, "Stockholder's Equity".

(2)
These amounts include stock-based compensation expense recognized for financial accounting purposes using the straight-line method in accordance with SFAS No. 123R. Amounts include compensation costs recognized in 2006 and 2007 with respect to awards granted in prior fiscal years. No stock option grants were made to any of our named executive officers in 2006 or 2007. Pursuant to SEC rules, the amounts shown here exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions underlying the value of these awards, see Part II, Item 8 "Financial Statements and Supplementary Data" of our 2007 Annual Report on Form 10-K in the Notes to the Consolidated Financial Statements, Note 8, "Stockholder's Equity".

(3)
Amounts include bonuses earned in 2006 under the IBP and 2007 under the STIP. Under the IBP for 2006, our Board of Directors approved a special multiplier of up to 2x applicable to bonuses that our chief executive officer, chief financial officer and chief operating officer were eligible to receive if certain revenue levels were achieved in 2006. The actual revenue for 2006 resulted in a 1.5x multiplier to the financial components of the chief executive officer, chief financial officer and chief operating officer bonus awards under the IBP. The amounts earned under the 2007 STIP will be paid when approved in early 2008.

(4)
Amounts include the aggregate earnings in 2006 and 2007 for Akins and Baker. Brown, Spiva and Werner were not participants in the nonqualified deferred compensation plan during 2006 or 2007.

(5)
Includes all other compensation as follows:

DETAIL OF ALL OTHER COMPENSATION

Name	Year	Matching 401(k) Contributions ($)	Life Insurance Premiums ($)	Financial Planning Services ($)	Disability Income Protection ($)(1)	Total ($)
Robert P. Akins	2007 2006	5,000 5,000	1,282 1,282	8,630 8,970	2,271 2,271	17,183 17,523
Nancy J. Baker	2007 2006	5,000 5,000	1,282 1,229	8,630 8,280	1,529 1,529	16,441 16,038
Edward J. Brown, Jr.	2007 2006	5,000 5,000	1,282 1,282	— —	3,337 3,337	9,619 9,619
Stephan D. Spiva	2007	5,000	1,282	—	2,271	8,553
Rae Ann Werner	2007 2006	5,000 5,000	1,027 858	8,630 12,750	— —	14,657 18,608

(1)
Werner is not eligible to participate in this program.

GRANTS OF PLAN-BASED AWARDS

        The following table shows certain information regarding grants of plan-based awards to our named executive officers. The amounts included in the table below represent those that were earned but not yet paid under our STIP and 2007 LTIP during the year ended December 31, 2007. For further details of our non-equity incentive compensation programs, see "Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation".

Estimated Future Payouts Under Equity Incentive Plan Awards
Estimated Possible Payouts Under Non-Equity Incentive Plan Awards
Target (#)
Name	Grant Date	Target ($)	Maximum ($)		Maximum (#)
Robert P. Akins	(1) 4/16/07 (2) 4/16/07 (3) 4/16/07	720,000 425,000 —	1,080,000 1,275,000 —	— — 9,535	— — 28,605
Nancy J. Baker	(1) 4/16/07 (2) 4/16/07 (3) 4/16/07	300,000 290,000	450,000 725,000 —	— — 6,506	— — 16,265
Edward J. Brown, Jr.	(1) 4/16/07 (2) 4/16/07 (3) 4/16/07	465,000 325,000	697,500 975,000 —	— — 7,291	— — 21,873
Stephan D. Spiva	(1) 4/16/07 (2) 4/16/07 (3) 4/16/07	217,000 125,000	311,938 312,500 —	— — 2,804	— — 7,010
Rae Ann Werner	(1) 4/16/07 (2) 4/16/07 (3) 4/16/07	120,197 50,000	172,783 100,000	— — 1,121	— — 2,242

(1)
Amounts shown represent the potential STIP bonus amounts to be earned for performance in 2007.

(2)
Amounts shown represent the potential 2007 LTIP bonus amounts to be earned for performance in 2007. Actual amounts earned will be paid out in three equal installments beginning in January 2009, provided that the named executive officer is still employed with us on such date.

(3)
Amounts shown represent potential RSU awards to be issued and earned for performance in 2007 under the 2007 LTIP. The RSU grants were made from our 2005 Equity Incentive Plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

        The following table contains certain information with respect to the value of all unexercised options and unvested awards previously awarded to our Named Executive Officers as of December 31, 2007:

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options exercisable (#)		Number of securities underlying unexercised options unexercisable (#)		Option Exercise Price ($)	Option Expiration Date(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Robert P. Akins	125,000 20,111 21,079 20,314 11,031 17,473 15,998 23,283 17,342 3,377 12,458 8,382 8,637 9,540 9,842 — 9,842	(2) (3) (3) (3) (3) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2)	— — — — — — — — — — 266 762 1,475 2,511 3,374 282 3,656	(2) (2) (2) (2) (2) (2) (2)	38.63 27.00 25.76 26.73 50.15 31.66 34.58 23.76 31.90 39.81 45.27 39.37 35.60 30.87 27.56 27.56 27.56	12/15/2009 4/24/2011 7/2/2011 12/31/2011 4/1/2012 7/1/2012 1/2/2013 4/1/2013 7/1/2013 10/1/2013 1/2/2014 4/1/2014 7/1/2014 10/1/2014 1/3/2015 1/3/2015 1/3/2015	— — — — — — — — — — — — — — — — 8,541	— — — — — — — — — — — — — — — — 332,501
Nancy J. Baker	1 1 18,250 22,596 4,255 6,740 6,171 8,981 7,602 2,246 5,369 3,565 3,486 3,598 3,845	(2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2)	— — — — — — — — — — 115 324 596 947 1,428	(2) (2) (2) (2) (2)	21.00 38.63 37.00 23.92 50.15 31.66 34.58 23.76 31.90 39.81 45.27 39.37 35.60 30.87 27.56	3/4/2009 12/15/2009 6/8/2010 7/10/2011 4/1/2012 7/1/2012 1/2/2013 4/1/2013 7/1/2013 10/1/2013 1/2/2014 4/1/2014 7/1/2014 10/1/2014 1/3/2015	— — — — — — — — — — — — — — 5,880	— — — — — — — — — — — — — — 228,908
Edward J. Brown, Jr.	140,623	(2)	109,377	(2)	33.57	9/6/2015	6,531	254,252
Stephan D. Spiva	19,791	(2)	30,209	(2)	48.73	5/17/2016	2,501	97,364
Rae Ann Werner	3,000 8,000 1,010 603 955 329 16,284 391 1,271 3,895 2,995 2,633 1,944 2,016 2,143 2,224	(4) (2) (3) (3) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2) (2)	— — — — — — 1 1 2 2 — 57 177 345 565 826	(2) (2) (2) (2) (2) (2) (2) (2) (2) (2)	38.63 37.00 26.73 50.15 31.66 19.57 34.58 30.97 23.76 31.90 39.81 45.27 39.37 35.60 30.87 27.56	12/15/2009 6/8/2010 12/31/2011 4/1/2012 7/1/2012 10/1/2012 1/2/2013 2/5/2013 4/1/2013 7/1/2013 10/1/2013 1/2/2014 4/1/2014 7/1/2014 10/1/2014 1/3/2015	— — — — — — — — — — — — — — — 1,029	— — — — — — — — — — — — — — — 40,059

(1)
The expiration date of each stock option occurs ten years from the date of grant of each stock option.
(2)
Stock options vest four years from the grant date.
(3)
Stock options vest one year from the grant date.
(4)
Stock options vest two years from the grant date.
(5)
These shares represent RSU awards outstanding at December 31, 2007 under our 2007 LTIP. The annual performance period ended December 31, 2007 and approval and issuance of the RSU awards were completed on March 10, 2008. The RSU awards will vest in three equal installments beginning in January 2009.
(6)
The market value amount is calculated based on the closing price of our common stock, $38.93 at December 31, 2007.

OPTIONS EXERCISED AND STOCK VESTED

        The following table shows certain information regarding our named executive officers' stock option exercises and the related value upon exercise for 2007:

	Option Awards
Name	Number of shares acquired on exercise or vesting (#)	Value Realized upon exercise or vesting ($)(1)
Robert P. Akins	28,268	683,116
Nancy J. Baker	15,672	261,112
Edward J. Brown, Jr.	—	—
Stephan D. Spiva	—	—
Rae Ann Werner	—	—

    (1)
    Represents the difference between the exercise price and the fair market value of the stock option at the date of exercise.

NONQUALIFIED DEFERRED COMPENSATION

        The following table summarizes activity for the fiscal year ended December 31, 2007 for our named executive officers and their participation in the nonqualified deferred compensation plan. For further details see "Executive Compensation—Compensation Discussion and Analysis—Retirement, Health and Welfare Benefits".

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Robert P. Akins	—	—	95,747	—	2,422,758
Nancy J. Baker	—	166,097	16,212	—	464,915
Edward J. Brown, Jr.(1)	—	—	—	—	—
Stephan D. Spiva(1)	—	—	—	—	—
Rae Ann Werner(1)	—	—	—	—	—

(1)
These individuals were eligible but did not participate in the deferred compensation plan in 2007.

(2)
Earnings are based on the return of mutual funds selected by the individual participant. Fund selections may be changed by the individual once per year.

POTENTIAL PAYMENTS UPON QUALIFYING CHANGE IN CONTROL RELATED TERMINATIONS

        In the event of a qualifying termination of employment in connection with a change in control, the named executive officers included in our Summary Compensation Table are entitled to receive the following benefits assuming the triggering event took place on December 31, 2007. For a description of material terms and conditions of payments and benefits, see "Executive Compensation—Compensation Discussion and Analysis—Change of Control Benefits".

Name	Term of payout in months	Base Salary ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Equity Awards ($)(3)	Benefits ($)(4)	Total ($)
Robert P. Akins	24	2,621,091	1,521,312	317,402	12,205	4,472,010
Nancy J. Baker	18	923,607	716,757	208,984	30,893	1,880,241
Edward J. Brown, Jr.	24	1,664,943	886,703	1,065,048	40,215	3,656,909
Stephan D. Spiva(5)	—	—	—	—	—	—
Rae Ann Werner	12	358,909	162,952	41,641	11,669	575,171

(1)
Amounts include the continuation of monthly base compensation as well as monthly payments equivalent to 1/36th of the aggregate bonus amounts for the prior three years.

(2)
Amounts include the unvested portion of the bonus accrued under the 3-Year Bonus Program and the 2007 LTIP Program which would vest and become payable in full in a lump sum.

(3)
The unvested portion of equity awards will vest and become exercisable in full. Amounts include stock-based compensation expense that would be recognized for financial accounting purposes using the straight-line method in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown here exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)
Amounts include continuation of premium payments under COBRA assuming election of continuing health insurance benefits for the executive and his/her qualified beneficiaries for a maximum of 18 months and an additional 6 months of Cal-COBRA medical insurance coverage for Akins and Brown.

(5)
We have not entered into a change of control arrangement with Spiva.

POTENTIAL PAYMENTS UPON QUALIFYING RETIREMENT TERMINATIONS

        We have a retirement program for executive officers that would provide for the following potential payments upon qualifying retirement terminations of the named executive officers included in our Summary Compensation Table, provided that such qualifying termination event took place on December 31, 2007. For a description of the material terms of our officer retirement program see "Executive Compensation—Compensation Discussion and Analysis—Retirement, Health And Welfare Benefits—Officer Retirement Program."

Name	Term of consulting agreement	Consulting services ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Equity Awards ($)(3)	Benefits ($)(4)	Total ($)
Robert P. Akins	4 years	48,000	1,521,312	317,402	6,282	1,892,996
Nancy J. Baker(5)	—	—	—	—	—	—
Edward J. Brown, Jr.(5)	—	—	—	—	—	—
Stephan D. Spiva(5)	—	—	—	—	—	—
Rae Ann Werner(5)	—	—	—	—	—	—

(1)
Amount includes consulting services paid at a rate of $1,000 per month.

(2)
Amounts include the unvested portion of the bonus accrued under the 3-Year Bonus Program and the 2007 LTIP Program.

(3)
Amount includes the unvested portion of equity awards which will vest and become exercisable in full. Amounts also include stock-based compensation expense that would be recognized for financial accounting purposes using the straight-line method in accordance with SFAS No. 123(R). Pursuant to SEC rules, the amounts shown here exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)
Amounts include continuation of premium payments under our Group Health Plan, for the executive and his/her qualified beneficiaries for 12 months.

(5)
These named executive officers did not meet the minimum service requirements for benefits under the Officer Retirement Program as of December 31, 2007.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        During the year ended December 31, 2007, the compensation committee consisted of three independent directors, Young K. Sohn, Edward H. Braun and Jon D. Tompkins, none of whom have ever been an officer or employee of us or our subsidiaries, or had any relationships requiring disclosure under this caption.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Under our audit committee charter, our audit committee is responsible for reviewing and approving all related party transactions. Our audit committee reviews and approves all related party transactions on a quarterly basis. In addition, our Board of Directors determines annually whether any related party relationships exist among the directors which would interfere with the independent judgment of individual directors in carrying out his responsibilities as director. No related party transactions have occurred to date with the exception of our joint venture with Carl Zeiss SMT AG, a German corporation, and Carl Zeiss Laser Optics Beteiligungsgesellschaft mbH, a German limited liability company, which we refer to collectively as "Zeiss". We entered into a joint venture agreement with Zeiss to establish our joint venture, TCZ, which is 60% owned by us and 40% by Zeiss. We purchase parts directly from Zeiss and we sell our products to Zeiss periodically. For the year ended December 31, 2007, we recorded revenue of $3.7 million from our transactions with Zeiss. As of December 31, 2007, we had an accounts receivable balance of $1.1 million and an accounts payable balance of $4.4 million which were associated with these related transactions with Zeiss.

Indemnification Agreements

        We have entered into indemnification agreements with our executive officers and directors which contain provisions that may require us, among other things, to indemnify those officers and directors against liabilities that may arise by reason of their service as officers or directors. The agreements also require us to advance to the officers and directors expenses that they expect to incur as a result of any proceeding against them as to which they could be indemnified.

Code Of Conduct

        Our Board of Directors has adopted the Cymer, Inc. Code of Conduct and Corporate Governance that applies to all officers, directors and employees. The Code of Conduct and Corporate Governance is available on our website at http://cymer.com under Investor Relations—Corporate Governance—Governance Documents. If we make any substantive amendments to the Code of Conduct and Corporate Governance or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

COMPENSATION COMMITTEE REPORT(1)

        The compensation committee has reviewed and discussed the information contained under the caption "Executive Compensation—Compensation Discussion and Analysis" (the "CD&A") for the year ended December 31, 2007 with management and, based on such review and discussions, the compensation committee recommended to the Board of Directors that the CD&A be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

                      Compensation Committee

                      Young K. Sohn, Chairman
                      Edward H. Braun
                      Jon D. Tompkins

(1)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings under the Securities Act of 1933, as amended (the "1933 Act"), or the Securities Exchange Act of 1934, as amended (the "1934 Act"), whether made before or after the date hereof and without regard to any general incorporation language contained in such filing.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The audit committee of our Board of Directors has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that management submit the selection of our independent registered public accounting firm for ratification by the stockholders at the annual meeting. KPMG LLP has audited our financial statements since 2000. Representatives of KPMG LLP are expected to be present at the annual meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Stockholder ratification of the selection of KPMG LLP as our independent registered public accounting firm is not required under our bylaws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the committee determines that such a change would be in the best interests of us and our stockholders.

        The affirmative vote of the holders of a majority of the shares represented at the meeting in person or by proxy will be required to ratify the selection of KPMG LLP. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as votes cast against this proposal. Broker non-votes are not counted for any purpose in determining whether this proposal has been approved.

Independent Registered Public Accounting Firm Fees

        The following table represents aggregate fees for professional audit services rendered by KPMG LLP for the audit of our annual financial statements for 2006 and 2007, and fees billed for other services rendered by KPMG LLP. All fees described below were approved by the audit committee.

	Fiscal Year Ended December 31,
	2006	2007
Audit fees(1)	$1,617,882	$1,826,331
Audit related fees	—	—
Tax fees(2)	132,666	131,325
All other fees(3)	3,000	6,330

Total fees	$1,753,548	$1,963,986

    (1)
    Audit Fees consist of fees for the audit of our consolidated annual financial statements, the audit of the effectiveness of our internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act, the reviews of our interim financial statements and required statutory audits for certain of our subsidiaries.

    (2)
    Tax Fees consist of the aggregate tax fees billed by KPMG LLP for tax consulting services.

    (3)
    All Other Fees for the fiscal year ended December 31, 2006 consist of an online subscription to a KPMG LLP accounting research tool. For the fiscal year ended December 31, 2007, all other fees consist of expenses incurred by us to attend KPMG LLP sponsored seminars.

Pre-Approval Policies and Procedures.

        The audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, KPMG LLP. The audit committee generally pre-approves specified services in the defined categories of audit services, audit-related services, tax services and all other fees up to specified amounts. Pre-approval may also be given as part of the audit committee's approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. All of the independent audit fees were pre-approved by the audit committee and no services were performed other than by KPMG permanent full time employees. The chairman of the audit committee has been delegated the authority to grant pre-approval under the pre-approval policy. Any approval by the chairman under this authority is reported to the audit committee at its next regular meeting.

        The audit committee has determined that the rendering of the services other than audit services by KPMG LLP is compatible with maintaining the independent registered public accounting firm's independence.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(2)

        The audit committee of the Board of Directors is comprised of three independent directors, as defined in Nasdaq Market Rule 4200(a)(15) and SEC Rule 10A-3, and operates under a written charter adopted by the board. The members of the committee are Charles J. Abbe, Michael R. Gaulke and Peter J. Simone. The Board of Directors determined that Michael R. Gaulke, as defined by SEC rules, is an audit committee financial expert. The committee is charged with the oversight of the integrity of our consolidated financial statements, including the review of the quarterly financial statements and disclosures contained in our Quarterly Report on Form 10-Q and annual financial statements and disclosures contained in our Annual Report on Form 10-K as filed with the SEC; the appointment, compensation, qualifications, independence and work of our independent registered public accounting firm; and the performance of our internal audit function. In addition, the committee has reviewed the requirements of the Sarbanes-Oxley Act of 2002, the rules of the SEC and corporate governance listing standards of Nasdaq as they relate to audit committee policies.

        Management is responsible for our internal controls over financial reporting, disclosure controls and procedures and preparing our consolidated financial statements. We have a full-time internal audit department that reports directly to the audit committee and reports administratively to management. The responsibility of this department is to objectively review and evaluate the adequacy, effectiveness and quality of our system of internal controls. The audit committee reviews and approves the internal audit plan annually and receives periodic updates on internal audit activities, including the status of the Section 404 internal controls over financial reporting requirements, which are discussed in meetings held with management at least quarterly throughout the year. KPMG LLP, our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of the company's internal control over financial reporting. The committee's responsibility is to monitor, evaluate and oversee these processes. The independent registered public accounting firm understands that it is accountable to the committee, not our management.

        In this context, the audit committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm, including whether any off-balance sheet financing transactions or any transactions with related parties existed. The committee discussed with our independent registered public accounting firm matters required to be discussed by Statement of Auditing Standards No. 61, "Communication with Audit Committees". In addition, the committee reviews with our independent registered public accounting firm the nature of the non-audit services provided by them and approved all such fees during 2007.

        Our independent registered public accounting firm also provided to the committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the committee discussed with the independent registered public accounting firm their independence.

        Based on the audit committee's discussions with management and our independent registered public accounting firm and the committee's review of the representation of management and the report of our independent registered public accounting firm to the committee, the committee recommended

(2)
The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any of our filings under the 1933 Act or 1934 Act whether made before or after the date hereof and without regard to any general incorporation language contained in such filing.

that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on February 27, 2008.

Audit Committee
Charles J. Abbe, Chairman Michael R. Gaulke Peter J. Simone

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of March 7, 2008 by: (i) each nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares(2)	Percent of Total
5% Stockholders
FMR LLC(3) 82 Devonshire Street Boston, MA 02109	4,157,675	13.71%
Cooke & Bieler, L.P.(4) 1700 Market Street, Suite 3222 Philadelphia, PA 19103	1,970,527	6.50%
The Bank of New York Mellon Corporation(5) One Wall Street, 31st Floor New York, NY 10286	1,817,598	5.99%
T. Rowe Price Associates, Inc.(6) 100 E. Pratt Street Baltimore, MD 21202	1,766,407	5.82%
S.A.C. Capital Management, LLC(7) 540 Madison Avenue New York, NY 10022	1,734,545	5.72%
Frontier Capital Management, LLC(8) 99 Summer Street Boston, MA 02110	1,714,344	5.65%
Barclays Global Investors, NA(9) 45 Fremont Street San Francisco, CA 94105	1,625,633	5.36%
J & W Seligmann & Co Inc.(10) 100 Park Avenue New York, NY 10017	1,559,290	5.14%

Officers and Directors
Charles J. Abbe	41,171	*
Robert P. Akins.	354,402	1.07%
Edward H. Braun	24,171	*
Michael R. Gaulke	61,571	*
William G. Oldham	27,771	*
Peter J. Simone	27,671	*
Young K. Sohn	27,921	*
Jon D. Tompkins	42,571	*
Nancy J. Baker.	100,093	*
Edward J. Brown, Jr.	166,663	*
Stephan D. Spiva	23,958	*
Rae Ann Werner	51,292	*
All executive officers and directors as a group (12 persons)	949,255	3.04%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 30,330,369 shares outstanding on March 7, 2008, adjusted as required by rules promulgated by the SEC. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days are deemed to be beneficially owned by the person holding such option or warrant for computing the percentage of ownership of such person but are not treated as outstanding for computing the percentage of any other person.

(2)
Includes the following number of shares issuable upon exercise of options exercisable as of, or that will have become exercisable within 60 days of, March 7, 2008: Abbe, 34,400 shares; Akins, 328,608 shares; Braun, 18,400 shares; Gaulke, 55,800 shares; Oldham, 22,000 shares; Simone, 20,400 shares; Sohn, 21,550 shares; Tompkins, 35,800 shares; Baker, 98,591 shares; Brown, 166,663 shares; Spiva 23,958 shares; Werner, 50,772 shares; and all executive officers and directors as a group 876,942 shares.

(3)
The Schedule 13G filed with the SEC by FMR, LLC on March 10, 2008 indicates that as of February 29, 2008, FMR, LLC have sole power to vote or to direct vote 92,140 shares and the sole power to dispose or to direct the disposition of 4,157,675 shares.

(4)
The Schedule 13G filed with the SEC by Cooke & Bieler, L.P. on February 14, 2008 indicates that as of December 31, 2007, Cooke & Bieler, L.P. has shared power to direct the vote of 1,064,892 shares and the shared disposition of 1,970,527 shares. Cooke & Bieler, L.P. disclaims the beneficial ownership of 1,970,527 shares.

(5)
The Schedule 13G filed with the SEC by The Bank of New York Mellon Corporation on February 14, 2008 indicates that as of December 31, 2007, The Bank of New York Mellon Corporation has sole power to direct the voting of 1,155,344 shares, the shared power to direct the voting of 555,500 shares, the sole power to direct disposition of 1,246,298 shares and the shared power to direct disposition of 566,700 shares. The Bank of New York Mellon Corporation disclaims the beneficial ownership of 1,817,598 shares.

(6)
The amended Schedule 13G filed with the SEC by T. Rowe Price Associates, Inc. on February 13, 2008 indicates that these securities are owned by various individual and institutional investors for whom T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the 1934 Act, T. Rowe Price Associates is deemed to be a beneficial owner of such securities; however, T. Rowe Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)
The amended Schedule 13G filed with the SEC by S.A.C. Capital Advisors, LLC on February 14, 2008 indicates that as of December 31, 2007, S.A.C. Capital Advisors, LLC and its affiliated entities collectively have sole power to direct the voting and disposition of 1,734,545 shares.

(8)
The Schedule 13G filed with the SEC by Frontier Capital Management Co., LLC on February 14, 2008 indicates that as of December 31, 2007, Frontier Capital Management Co., LLC has sole power to direct the voting and disposition of 1,714,344 shares.

(9)
The Schedule 13G filed with the SEC by Barclays Global Investors, NA on February 5, 2008 indicates that as of December 31, 2007, Barclays Global Investors NA and its affiliated entities collectively have sole power to direct the voting of 1,279,875 shares and the disposition of 1,625,633 shares.

(10)
The amended Schedule 13G filed with the SEC by J & W Seligman & Co, Inc. on February 8, 2008 indicates that as of December 31, 2007, J & W Seligman & Co, Inc. and its affiliated entities collectively have shared power to direct the voting of 1,559,290 shares and shared power to direct disposition of 1,559,290 shares. William J. Morris, majority owner of the outstanding voting securities of J & W Seligman & Co, Inc., disclaims the beneficial ownership of 1,559,290 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2007, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

EQUITY COMPENSATION PLAN INFORMATION

        The following table summarizes our equity compensation plans as of December 31, 2007.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders(1)	1,867,966	$36.00	1,682,297	(3)
Equity compensation plans not approved by security holders(2)	986,585	$34.01	—

Total	2,854,551	$35.33	1,682,297

(1)
Includes the 1996 Plan and the 2005 Equity Incentive Plan.

(2)
Includes the 2000 Equity Incentive Plan.

(3)
Includes 337,767 shares reserved for issuance under the 1996 Employee Stock Purchase Plan.

        The following equity compensation plan was in effect as of December 31, 2007 and was adopted without the approval of our stockholders:

        We adopted our 2000 Equity Incentive Plan ("2000 Plan") on August 16, 2000. The 2000 Plan provided for the grant of options to employees or consultants who are neither directors nor officers. The exercise price of the options granted under the 2000 Plan were equal to the quoted market value of the common stock at the date of grant. Options issued under the 2000 Plan expire ten years after the options are granted and generally vest and become exercisable ratably over a four year period following the date of grant. This plan was amended in 2002 to increase the shares reserved for issuance under the plan from 1,850,000 to 4,950,000. The plan was terminated in May 2005 upon the approval of our 2005 Equity Incentive Plan. Options to purchase 986,585 shares were outstanding under this 2000 Plan as of December 31, 2007.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Nancy J. Baker Secretary

April 11, 2008

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the Securities and Exchange Commission, is being sent to stockholders with this proxy statement with the list of exhibits attached. Exhibits to our Annual Report on Form 10-K are available for a charge equal to our reasonable expenses incurred in furnishing such exhibits upon written request to: Corporate Secretary, Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127.

        A number of brokers with account holders who are Cymer stockholders will be "householding" our proxy materials. As a consequence, a single proxy statement or Notice of Internet Availability of Proxy Materials will be delivered to the address of such stockholders unless they have provided contrary instructions to their brokers. If you have received notice from your broker that it will be householding communications to you, householding will continue until you revoke your consent or are notified that this procedure will be discontinued. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report and Notice of Internet Availability of Proxy Materials, please notify your broker or contact the Corporate Secretary at Cymer, Inc., at (858) 385-6591 or in writing c/o Cymer, Inc., 17075 Thornmint Court, San Diego, California 92127.

        Stockholders who currently receive multiple copies of the proxy statement or Notice of Internet Availability of Proxy Materials at their address and would like to request householding should contact their brokers.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement / Annual Report on Form 10-K are available at www.proxyvote.com.

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CYMER®

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS
May 22, 2008

The stockholder(s) hereby appoint(s) Robert P. Akins, Edward J. Brown, Jr., and Nancy J. Baker, or each of them, as proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Cymer, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Pacific Time on May 22, 2008, at our offices, 17075 Thornmint Court, San Diego, California, and any adjournment or postponement thereof.

        THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above,
please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

CYMER®
CYMER, INC.
17075 THORNMINT COURT
SAN DIEGO, CA 92127

VOTE BY INTERNET — www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 21, 2008. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Cymer, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 21, 2008. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Cymer, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: CYMER KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CYMER, INC.

			For All	Withhold All	For All Except
The Board of Directors recommends a vote FOR all nominees.
Vote On Directors
1.	Election of eight directors to serve until the 2009 Annual Meeting of Stockholders		☐	☐	☐
Nominees:
	01) Charles J. Abbe 02) Robert P. Akins 03) Edward H. Braun 04) Michael R. Gaulke	05) William G. Oldham 06) Peter J. Simone 07) Young K. Sohn 08) Jon D. Tompkins				To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Vote On Proposal
The Board of Directors recommends a vote FOR Proposal 2.		For	Against	Abstain
2.	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2008.	☐	☐	☐
3.	Transacting such other business as may properly come before the meeting.

For address changes and/or comments, please check this box and write them on the back where indicated.        ☐

Please indicate if you wish to view meeting materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐ Yes	☐ No
Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

QuickLinks

PROXY STATEMENT TABLE OF CONTENTS
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
COMPENSATION OF DIRECTORS
EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
SUMMARY COMPENSATION TABLE
DETAIL OF ALL OTHER COMPENSATION
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END
OPTIONS EXERCISED AND STOCK VESTED
NONQUALIFIED DEFERRED COMPENSATION
POTENTIAL PAYMENTS UPON QUALIFYING CHANGE IN CONTROL RELATED TERMINATIONS
POTENTIAL PAYMENTS UPON QUALIFYING RETIREMENT TERMINATIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT(1)
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(2)
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
OTHER MATTERS